Exhibit 99.1
HERITAGE WORLDWIDE, INC.

NEWS RELEASE for October 4, 2006 at 4:05 PM EDT

Contact: Joe Allen (investors)                       Claude Couty, CFO
         Allen & Caron Inc                           Heritage Worldwide, Inc.
         212 691 8087                                011 33 49 410 7808
         joe@allencaron.com                          ccouty@pipfrance.fr

                    HERITAGE WORLDWIDE REPORTS STRONG RESULTS
                                 FOR FISCAL 2006

              Breast Implants Now Being Distributed in 65 Countries

          o Revenues Up by $1.7 million to $15.3 million
          o Gross Margin Percentage Steady; Gross Profit Up by $901,495
          o Net Income of $606,913 or $0.03 per share
          o R&D expense up, new products introduced and in pipeline

LA SEYNE-SUR-MER, FRANCE (October 4, 2006) ... Heritage Worldwide, Inc. (OTCBB:
HWWI), a top provider of pre-filled breast implants worldwide, announced financial results for its fiscal year 2006 ended June 30, 2006. Revenues increased by 12.5 percent when compared to the prior year, and gross profit increased by 11.9 percent as well. Net income decreased to $891,492 or $0.03 per diluted share, from $1,010,438 or $0.05 per share in fiscal 2005. R&D expense was up by 42.2 percent, to $1.5 million, vs $1.1 million in the previous year, and SG&A rose 14.7 percent, as the Company's sales force expanded.

     Jean-Claude Mas, Chairman of Heritage Worldwide, commented, "Fiscal 2006 was a landmark year for Heritage Worldwide, as we introduced new products and continued to expand our distribution, particularly in South America, Asia and the Middle East. We believe that China will soon be the largest market for breast implants in the world, surpassing the number of implants in the United States, and we intend to be a major supplier in China, as we are in other Asian countries. Our new products - hydrogel patented implants and our innovative dermafiller - will broaden our appeal around the world."

     Heritage Worldwide sells its products directly in France and Spain, and through distributors in 63 other countries. As with other countries, the Company's policy regarding the United States is to work though a master distributor who will handle any FDA clearances that are required. Its focus is on Asia and the Latin American markets, which the Company believes are growing more quickly than the US market.

     During fiscal 2006, the Company announced new product initiatives. The first is a breast implant filled with a specially engineered hydrogel that mimics the physical properties of silicone gel, while still maintaining a makeup that is composed primarily of water and sugar.

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HERITAGE WORLDWIDE REPORTS STRONG RESULTS FOR FISCAL 2006
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     CFO Claude Couty said that the Company's financial position is strong, with cash of $696,000, and current assets of $12.3 million. The Company's current ratio is 1.6:1, and its stockholders' equity rose to $4.1 million.

     Mr. Mas said that the Company will be introducing additional new aesthetic products in the short term, including an innovative dermafiller to eliminate wrinkles and creases, to compete with collagen, hyaluronic acid, Artecoll(R) and Dermalife, as well as silicone rubber implants for use in enhancing buttocks, calves and other areas of the body. He said that the Company anticipates that its growth will accelerate, especially in Latin America and Asia.

About Heritage Worldwide, Inc.
     The Company is incorporated in the State of Delaware. The Company's subsidiaries develop, manufacture, and market breast and other body implants and body support products worldwide. One of the Company's subsidiaries, PIP France, maintains its production facility in the Toulon metropolitan area in Southern France, with a distribution facility in Spain.

Cautionary Language Concerning Forward-looking Statements This press release includes forward-looking statements relating to the sales growth for the Company's products. These forward-looking statements are based on current expectations, estimates, projections about our industry, management's beliefs and certain assumptions made by us. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," and similar expressions and variations, or negatives of these words. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward looking-statements speak only as of the date hereof and are based upon the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

     Important factors that may cause such a difference for Heritage Worldwide include, but are not limited to competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products, disruptions or other problems with our sources of supply, significant product liability or other claims, difficulties with new product development and market acceptance, patent conflicts, product recalls, United States Food and Drug Administration delay in approval or rejection of new and existing products, changes in governmental regulations, use of hazardous or environmentally sensitive materials, our inability to implement new information technology systems, and other events.

     Our Annual Report on Form 10-KSB and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

                                - TABLES FOLLOW -

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HERITAGE WORLDWIDE REPORTS STRONG RESULTS FOR FISCAL 2006
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                    HERITAGE WORDWIDE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   For the Year Ended
                                                         June 30,
                                                2006                   2005
                                          ================       ===============
Revenues                                  $    15,269,330        $   13,572,317
Cost of revenues                                6,818,343             6,022,825
                                          ----------------       ---------------
Gross profit                                    8,450,987             7,549,492
                                          ----------------       ---------------
Operating expenses:
Selling, general and administrative             5,663,352             4,939,083
Research and development                        1,519,312             1,068,139
                                          ----------------       ---------------
Total operating expenses                        7,182,664             6,007,222
                                          ----------------       ---------------
Operating income (loss)                         1,268,323             1,542,270
                                          ----------------       ---------------

Other expenses:
Gain in equity investment                          44,520                70,101
Interest expense-related party                  (251,115)                     -
Interest expense                                (388,769)             (664,841)
                                          ----------------       ---------------
Total other expenses                            (595,364)             (594,740)
                                          ----------------       ---------------
Income (loss) before provision for
  income taxes                                    672,959               947,530
Provision for from income taxes                         -                     -
                                          ----------------       ---------------
Income (loss) before minority interest            672,959               947,530

Minority interest                                (66,046)              (66,046)
                                          ----------------       ---------------
Net income (loss)                                 606,913               881,484
Other comprehensive income, net of taxes
Foreign currency translation adjustment           284,579               128,954
                                          ----------------       ---------------
Comprehensive income (loss)               $       891,492        $    1,010,438
                                          ================       ===============


Basic net income (loss) per common share  $          0.03        $         0.05

Basic weighted average common
  shares outstanding                           17,410,299            17,410,299

Diluted net income per share              $          0.03        $         0.05

Diluted weighted average common shares
  outstanding                                  17,421,643            17,425,813



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HERITAGE WORLDWIDE REPORTS STRONG RESULTS FOR FISCAL 2006
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                    HERITAGE WORDWIDE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 2006

                                     ASSETS
Current Assets:
Cash                                                             $     695,509
Accounts receivable, net of an allowance
  for doubtful accounts of $ 467,560 and
  allowance for product returns of $201,523                          6,976,445
Inventories                                                          3,828,958
Due from a related party                                                73,634
Prepaid expenses and other current assets                              722,032
                                                                 --------------
Total current assets                                                12,296,578

Property and equipment, net of accumulated
  depreciation of $3,142,706                                         2,104,038
Goodwill                                                             1,098,027
Investment in SCI Lucas                                                578,853
Other assets                                                           115,430
                                                                 --------------
Total assets                                                     $  16,192,926
                                                                 ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Lines of credit                                                  $   1,101,211
Accounts payable and accrued expenses                                5,154,442
Current portion of long term debt                                      403,299
Current portion of capitalized lease obligations                       207,827
Reserve for product replacements                                       534,571
                                                                 --------------
Total current liabilities                                            7,401,350

Convertible debentures, net of discount
   of $1,017,076                                                     1,982,924
Convertible debentures and related accrued
  interest payable, net of discount of
  $466,808-related party                                               782,822
Capitalized lease obligations, net of current
  portion                                                              526,005
Long term debt, net of current portion                                 491,201
                                                                 --------------
Total liabilities                                                   11,184,302
                                                                 --------------
Minority interest                                                      942,256
                                                                 --------------

Stockholders' Equity:
Common stock; $.001 par value, 50,000,000 shares
  authorized, 40,160,299 issued and 17,410,299
  outstanding                                                           17,411
Additional paid in capital                                           5,810,568
Accumulated other comprehensive income                               1,835,401
Accumulated deficit                                                (3,593,592)
                                                                 --------------
Total stockholders' equity                                           4,066,368

Total liabilities and stockholders' equity                       $  16,192,926
                                                                 ==============

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